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                                                                   Exhibit 2.1.1

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This First Amendment to the Asset Purchase Agreement (the "Amendment"), is made and entered into as of the this 8th day of April, 2002, by and among InterCept, Inc., a Georgia corporation (the "Parent"); InterCept Billing Company, LLC, a Georgia limited liability company (the "Purchaser"; the Parent and the Purchaser are sometimes together referred to as the "InterCept Parties"); Internet Billing Company, Ltd., a Florida limited partnership ("iBill"); iBill California, LLC, a California limited liability company ("iBill CA"); Liberty Merchant Services, LLC, a Florida limited liability company ("Liberty"); iBill Technologies LLC, a Florida limited liability company ("iBill Technologies"); Internet Billing Corp., a Florida corporation ("iBill Corp."); and iBill Corp., a Delaware corporation ("iBill Corp. (Delaware)"); iBill GAP, LLC, a Florida limited liability company ("iBill GAP"); and CSR Billing.com, LLC, a Florida limited liability company ("CSR"). iBill, iBill CA, Liberty, iBill Technologies, iBill Corp., iBill Corp. (Delaware), iBill GAP, and CSR are collectively referred to in this Amendment as the "Sellers." Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

                                    Recitals:

     The Parties entered into that certain Asset Purchase Agreement dated March 19, 2002 (the "Asset Purchase Agreement").

     The Parties desire to and have agreed to amend the Asset Purchase Agreement as stated herein.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties provided below, the parties to this Amendment, intending to be legally bound, do hereby agree as follows:

     1. Replacement Section 3.2. The text of Section 3.2 of the Asset Purchase
        -----------------------
Agreement is hereby deleted in its entirety and replaced by the following:

     "3.2 Purchase Price. The aggregate purchase price (the "Purchase Price")
          --------------
consideration for all of the Assets shall be (a) $112,000,000 in cash or other immediately available funds (the "Cash Payment"), and (b) the Earnout Payments, if any, payable under Section 3.3 below. On the Closing Date, the Parent shall pay the Cash Payment on behalf of the Purchaser as follows:

     (a) $92,400,000 to, or as directed by, iBill, subject to a credit equal to 1/2 of the Hart-Scott-Rodino Act application fees paid by the Intercept Parties as provided in Section 8.15;

     (b) $14,600,000 (which amount may be subject to a credit as provided in the following paragraph) to the Escrow Agent, which shall hold such cash (the "General Escrow Cash") in escrow (the "General Escrow") pursuant to the terms of an escrow agreement in the form of Exhibit 3.2(b) attached hereto (the "Escrow
                                   --------------
Agreement"), which shall be executed concurrently with this Amendment; and

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     (c) $5,000,000 to the Escrow Agent which shall hold such cash (the "Special
Escrow Cash") in escrow (the "Special Escrow") pursuant to the terms of the Escrow Agreement.

The General Escrow Cash and the Special Escrow Cash shall collectively be referred to as the "Escrow Cash," and the General Escrow and the Special Escrow (and the Setoff Escrow as defined in Section 8.9) shall collectively be referred to as the "Escrow." On the Signing Date the InterCept Parties, iBill, iBill Corp., and the Escrow Agent have entered into that certain Break-up Fee Escrow Agreement in the form of Exhibit 3.2(c) attached hereto (the "Break-up Fee
                         --------------
Escrow Agreement"), pursuant to which the Parent has placed the Break-up Fee of $5,000,000 into escrow with the Escrow Agent. On the Closing Date, the Escrow Agent shall transfer into the General Escrow the Break-up Fee (less expenses of the Escrow Agent) and interest accrued thereon, which aggregate amount shall be credited towards the General Escrow Cash so that the General Escrow Cash equals $14,600,000 at Closing."

     2. Contents of Amendment; Parties in Interest; etc. This Amendment sets
        ------------------------------------------------
forth the entire understanding and agreement of the parties hereto with respect to the amendment contemplated hereby. It shall not be assigned, amended, or modified except by written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous negotiations, agreements, representations, warranties, and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded in their entirety by this Amendment, except as otherwise expressly set forth in this Amendment.

     3. Georgia Law to Govern. THIS AMENDMENT SHALL BE GOVERNED BY AND
        ----------------------
INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

     4. Counterparts. This Amendment may be executed in any number of
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counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     5. Assistance of Counsel. The InterCept Parties on the one hand, and the
        ----------------------
Sellers on the other hand, acknowledge that they have had the assistance of counsel in negotiating and preparing the terms of this Amendment; therefore, this Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing the Amendment to be drafted.

     6. Execution by Facsimile. Any party may deliver an executed copy of this
        -----------------------
Amendment and any documents contemplated hereby by facsimile transmission to another party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Amendment or of such other documents.

     7. Remaining Provisions of Asset Purchase Agreement. Except for the
        -------------------------------------------------
amendment stated above, all of the remaining provisions of the Asset Purchase Agreement shall be and remain in full force and effect.

                         [Signatures begin on next page]





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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date first written above.

                            "INTERCEPT PARTIES"

                            "Parent"
                            InterCept, Inc.

                            By:      /s/ Scott R. Meyerhoff
                               -----------------------------------------
                                 Name:   Scott R. Meyerhoff
                                Title:   Chief Financial Officer,
                                         Senior Vice President, and
                                         Secretary


                            "Purchaser"
                            InterCept Billing Company, LLC
                            By:  InterCept, Inc., its sole member and
                                 manager

                            By:      /s/ Scott R. Meyerhoff
                               -----------------------------------------
                                 Name:   Scott R. Meyerhoff
                                Title:   Chief Financial Officer,
                                         Senior Vice President, and
                                         Secretary


                            "SELLERS"

                            "iBill"
                            Internet Billing Company, Ltd., by Internet
                               Billing Corp., its sole general partner

                            By:      /s/ Albert J. Angel
                               ------------------------------------------
                                 Name:   Albert J. Angel
                                 Title:  President


                            "iBill CA"
                            iBill California, LLC

                            By:      /s/ Albert J. Angel
                               ------------------------------------------
                                Name:   Albert J. Angel
                                Title:  Chairman


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                             "Liberty"
                             Liberty Merchant Services, LLC

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  Chairman


                             "iBill Technologies"
                             iBill Technologies LLC

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  Chairman


                             "iBill Corp."
                             Internet Billing Corp.

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  President


                             "iBill Corp. (Delaware)"
                             iBill Corp.

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  Chairman


                             "iBill GAP"
                             iBill GAP, LLC

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  Chairman


                             "CSR"
                             CSR Billing.com, LLC

                             By:      /s/ Albert J. Angel
                                -------------------------------------------
                                  Name:   Albert J. Angel
                                  Title:  Chairman

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